UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

MSA SAFETY INCORPORATED
(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
1000 Cranberry Woods Drive Cranberry Township, PA	16066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

d. Election of Director

On February 25, 2019, the Board of Directors of MSA Safety Incorporated (the “Company”) elected Gregory B. Jordan to the Company’s Board of Directors effective immediately. The Company’s press release announcing the election is filed as an exhibit to this report.

At this time, Mr. Jordan has not been appointed to any Board committees. For his services, Mr. Jordan will receive the compensation paid to non-employee directors as described in the “Compensation of Directors” section of the Company’s most recent Proxy Statement dated April 6, 2018, which is incorporated herein by reference.

Mr. Jordan presently serves as executive vice president, general counsel and chief administrative officer of The PNC Financial Services Group, Inc. (“PNC”), a company with which the Company presently maintains certain business dealings, including a Third Amended and Restated Credit Agreement pursuant to which PNC serves as administrative agent and a lender. Total amounts paid by MSA to PNC in 2018 were approximately 0.02% of PNC’s 2018 revenues. In electing Mr. Jordan, the MSA Board of Directors has determined that MSA’s dealings with PNC do not constitute a related party transaction with respect to Mr. Jordan under Item 404 of Regulation S-K or under the Company’s Related Party Transactions Policy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit
No. Description
99.1 Press Release dated February 26, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSA SAFETY INCORPORATED
(Registrant)

By    /s/ Douglas K. McClaine
_________________________________________
Douglas K. McClaine
Senior Vice President, Secretary and
Chief Legal Officer

Date: February 26, 2019

EXHIBIT INDEX

Exhibit No.	Description

99.1	MSA Safety Incorporated Press Release dated February 26, 2019.